UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01.	Other Events.
     On March 20, 2009, MGM MIRAGE, a Delaware corporation (“Company”), through its wholly-owned subsidiary The Mirage Casino-Hotel (“Seller”), consummated the sale of the Treasure Island Hotel & Casino (“TI”) to Ruffin Acquisition, LLC (“Ruffin Acquisition”) for $775 million. The sale of TI was pursuant to that certain Purchase Agreement dated December 13, 2008 (“Purchase Agreement”), as previously amended by that certain First Amendment to Purchase Agreement dated March 12, 2009 (“First Amendment”), by and among Seller, TI and Ruffin Acquisition. The Purchase Agreement and the First Amendment were each previously filed by the Company as an exhibit to the Company’s Current Report on Form 8-K dated December 13, 2008, and March 12, 2009, respectively.
     At closing, the Company received $600 million in cash proceeds and a $175 million secured note bearing interest at 10% payable not later than 36 months after closing. Ruffin Acquisition has an option to prepay this note on or before April 30, 2009 and receive a $20 million discount on the purchase price. The note is secured by the assets of TI and will be senior to any other financing. In connection with the sale of TI, including the transfer of all of the membership interest in TI, TI was released as a guarantor of the outstanding indebtedness of the Company and its subsidiaries.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: March 24, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary